Exhibit 99.1

PORT ANGELES, Wash., July 29, 2026 (GLOBE NEWSWIRE)

First Northwest Bancorp Reports Second Quarter 2026 Financial Results

First Northwest Bancorp (Nasdaq: FNWB) ("First Northwest" or the "Company"), the holding company for First Fed Bank ("First Fed" or the "Bank"), today reported its financial results for the second quarter and first six months of 2026. The Company reported net income of $308,000 for the second quarter of 2026, compared to net income of $6,000 for the first quarter of 2026 and $3.7 million for the second quarter of 2025. Basic and diluted income per share were $0.03 for the second quarter of 2026, compared to basic and diluted income per share of $0.00 for the first quarter of 2026 and basic and diluted income per share of $0.42 for the second quarter of 2025.

Management Outlook; President and Chief Executive Officer, Curt Queyrouze:

"At the midpoint of 2026, we continue to execute a disciplined transformation to improve operating efficiency and reposition the balance sheet for long-term performance. We are pleased to report growth in customer deposits during the current quarter and are encouraged by the underlying momentum in our core banking franchise. Loan balances were down slightly for the quarter as we continue to rebalance our portfolio to lessen the dependence on commercial real estate lending. Consumer and commercial business lending were up, but offset by a decrease in commercial real estate balances. Our efforts to improve operating efficiency are on target at the midpoint of the year and we expect to begin realizing these benefits in late 2026 and over the course of 2027. We remain focused on disciplined balance sheet management, strengthening our funding and liquidity profile, and maintaining a strong capital position. Second quarter results reflect improved performance positioning the Company for accelerated growth in the second half of 2026 and beyond."

Second Quarter Insights:

•	Core banking revenues remained steady.
•	Cost of total deposits was flat at 2.04% for both the first and second quarters of 2026.
•	A recapture of provision for credit losses on loans of $337,000 was recorded in the second quarter of 2026, compared to a recapture of $13,000 for the preceding quarter and a recapture of $296,000 for the second quarter of 2025.
•	First Fed total risk-based capital ratio remained relatively stable at 13.4% for the current quarter compared to 13.5% in the first quarter of 2026, and 13.1% for the second quarter of 2025.
•	Total assets decreased $8.6 million, or 0.4%, to $2.12 billion at June 30, 2026 from $2.13 billion at March 31, 2026, and decreased $70.5 million, or 3.2%, from $2.20 billion at June 30, 2025.
•	Net loans receivable, excluding loans held for sale, decreased $15.9 million, or 1.0%, to $1.60 billion at June 30, 2026 from $1.61 billion at March 31, 2026, and decreased $50.1 million, or 3.0%, from $1.65 billion at June 30, 2025.
•	Customer deposits increased $11.3 million, or 0.7%, to $1.55 billion at June 30, 2026 from $1.54 billion at March 31, 2026, and increased $1.1 million, or 0.1%, from $1.55 billion at June 30, 2025.
•	Brokered deposits decreased $5.5 million, or 8.6%, to $58.6 million at June 30, 2026 from $64.1 million at March 31, 2026, and decreased $48.3 million, or 45.2%, from $106.9 million at June 30, 2025.
•	FHLB advances decreased $15.0 million, or 5.4%, to $265.0 million at June 30, 2026 from $280.0 million at March 31, 2026, and decreased $35.0 million, or 11.7%, from $300.0 million at June 30, 2025.

Selected Quarterly Financial Ratios:

	As of or For the Quarter Ended					As of or For the Six Months Ended June 30,
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	2026	2025
Performance ratios: (1)
Return on average assets	0.06%	0.00%	0.07%	0.15%	0.68%	0.03%	-0.50%
Return on average equity	0.78	0.02	0.96	2.10	10.00	0.40	-7.15
Net interest margin (2)	2.95	3.03	3.00	2.91	2.83	2.99	2.80
Efficiency ratio (3)	101.3	101.4	92.0	104.9	78.0	101.4	96.4
Equity to total assets	7.45	7.36	7.46	7.32	6.82	7.45	6.82
Book value per common share	$16.66	$16.52	$16.61	$16.33	$15.85	$16.66	$15.85
Tangible performance ratios: (1)
Tangible common equity to tangible assets (4)	7.39%	7.30%	7.40%	7.26%	6.76%	7.39%	6.76%
Return on average tangible common equity (4)	0.79	0.02	0.97	2.12	10.10	0.40	-7.22
Tangible book value per common share (4)	$16.52	$16.38	$16.47	$16.18	$15.70	$16.52	$15.70
Capital ratios (First Fed): (5)
Tier 1 leverage	9.6%	9.6%	9.5%	9.3%	9.1%	9.6%	9.1%
Common equity Tier 1	12.4	12.4	12.5	12.7	12.0	12.4	12.0
Total risk-based	13.4	13.5	13.6	13.7	13.1	13.4	13.1

(1)	Performance ratios are annualized, where appropriate.
(2)	Net interest income divided by average interest-earning assets.
(3)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(4)	Non-GAAP financial measure; see "Additional Information - Non-GAAP Financial Measures" later in this release for definitions and a reconciliation to the most comparable GAAP financial measure.
(5)	Current period capital ratios are preliminary and subject to finalization of the FDIC Call Report.

Net Interest Income and Margin

Total interest income increased $121,000 to $25.5 million for the second quarter of 2026, compared to $25.3 million for the preceding quarter, and decreased $1.7 million compared to $27.1 million in the second quarter of 2025. Interest income increased during the second quarter of 2026 primarily due to 2026 purchases of investment securities. Average investment securities balances and yields increased compared to the preceding quarter as a result of purchases. Average real estate loan balances decreased while average consumer and commercial business loan balances increased over the preceding quarter. The yield on interest-earning assets decreased by 2 basis points to 5.30% compared to the preceding quarter, primarily due to a reduction in average balances of loans receivable and interest-earning deposits in banks.

Total interest expense increased $388,000 to $11.3 million for the second quarter of 2026, compared to $10.9 million for the preceding quarter, and decreased $1.7 million compared to $12.9 million in the second quarter of 2025. Interest expense increased in the second quarter of 2026 primarily due to the transition of the Company's subordinated debt from a fixed rate to a floating rate at the end of March 2026. Higher volumes of customer deposits were partially offset by a reduced volume of brokered CDs. Interest paid on customer deposit accounts also increased compared to the preceding quarter due to an increase in CD and money market average balances combined with higher rates paid on non-maturity deposits. As a result of these second quarter changes, the total cost of funds increased 5 basis points to 2.42% compared to the preceding quarter.

The net interest margin decreased to 2.95% for the second quarter of 2026, from 3.03% for the preceding quarter but increased from 2.83% for the second quarter of 2025.

Noninterest Income and Expense

Noninterest income was flat at $2.0 million for the second and first quarters of 2026.

Noninterest expense decreased $291,000 to $16.4 million for the second quarter of 2026, compared to $16.7 million for the preceding quarter. The decline resulted from lower data processing and compensation costs, partially offset by increased legal and consulting fees recorded in professional fees. Legal fees remain elevated due to the Company's continued defense of ongoing legal matters. Consulting fees increased as several projects to improve operating efficiency were launched during the second quarter of 2026.

Allowance for Credit Losses on Loans ("ACLL") and Credit Quality

The ACLL decreased $514,000 to $16.3 million at June 30, 2026, from $16.8 million at March 31, 2026. The ACLL as a percentage of total loans was 1.01% at June 30, 2026, a decrease from 1.03% at March 31, 2026, and a decrease from 1.10% at June 30, 2025. A $337,000 recapture of loan provision expense for the quarter ended June 30, 2026, was the result of a $444,000 decrease in the overall pooled loan reserve and a $70,000 decrease in reserves on individually evaluated loans, partially offset by $177,000 in net charge-offs. The change in pooled loan reserve was driven by lower loss factors applied to commercial real estate and multi-family loans combined with decreased loan balances in multi-family and commercial business loans. Decreases to the pooled loan reserve balance were partially offset by higher loss factors applied to commercial business and home equity loan balances at the end of the current quarter. The pooled loan reserve loss rates were impacted by higher unemployment forecasts partially offset by a mild improvement in gross domestic product.

Nonperforming loans decreased $971,000 to $20.7 million at June 30, 2026, from $21.7 million at March 31, 2026. Current quarter activity included principal payments totaling $1.1 million and net charge-offs on nonperforming loans totaling $216,000. The decreases were partially offset by the transition into nonaccrual status of loans totaling $1.1 million across multiple loan categories. ACLL to nonperforming loans increased slightly to 79% at June 30, 2026, from 78% at March 31, 2026. This ratio increased compared to the preceding quarter despite a reduction in nonperforming loan balances.

Classified loans decreased $9.1 million to $25.5 million at June 30, 2026, from $34.6 million at March 31, 2026, primarily due to payoffs totaling $14.2 million, principal payments totaling $1.0 million, and net charge-offs totaling $216,000. The decreases were partially offset by $5.6 million of new downgrades across multiple loan categories. Four collateral-dependent loans totaling $18.3 million account for 72% of the classified loan balance at June 30, 2026.

	For the Quarter Ended
ACLL ($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Balance at beginning of period	$16,823	$16,987	$16,203	$18,345	$20,569
Charge-offs:
Commercial real estate	—	(3)	(329)	(656)	(15)
Construction and land	(200)	(171)	(1,027)	(483)	—
Auto and other consumer	(125)	(276)	(123)	(106)	(273)
Commercial business	(34)	(133)	(964)	(1,005)	(2,823)
Total charge-offs	(359)	(583)	(2,443)	(2,250)	(3,111)
Recoveries:
Commercial real estate	—	—	—	6	20
Construction and land	—	—	—	—	5
Auto and other consumer	109	50	34	47	74
Commercial business	73	382	2,727	675	1,084
Total recoveries	182	432	2,761	728	1,183
Net loan (charge-offs) recoveries	(177)	(151)	318	(1,522)	(1,928)
(Recapture of) provision for credit losses	(337)	(13)	466	(620)	(296)
Balance at end of period	$16,309	$16,823	$16,987	$16,203	$18,345

Average total loans	$1,604,872	$1,613,526	$1,622,476	$1,650,340	$1,658,723
Annualized net charge-offs (recoveries) to average outstanding loans	0.04%	0.04%	-0.08%	0.37%	0.47%

Asset Quality ($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Nonaccrual loans:
One-to-four family	$1,627	$2,521	$2,272	$2,345	$2,274
Commercial real estate	9,449	9,619	9,745	3,439	4,095
Construction and land	4,164	4,164	5,146	6,037	13,063
Home equity	159	53	53	9	10
Auto and other consumer	1,332	1,280	1,086	1,072	410
Commercial business	3,997	4,062	4,293	470	514
Total nonaccrual loans	20,728	21,699	22,595	13,372	20,366
Other real estate owned	1,568	1,380	1,380	1,377	1,297
Total nonperforming assets	$22,296	$23,079	$23,975	$14,749	$21,663

Nonaccrual loans as a % of total loans (1)	1.28%	1.33%	1.39%	0.82%	1.22%
Nonperforming assets as a % of total assets (2)	1.05	1.08	1.14	0.70	0.99
ACLL as a % of total loans	1.01	1.03	1.04	1.00	1.10
ACLL as a % of nonaccrual loans	78.68	77.53	75.18	121.17	90.08
Total past due loans to total loans	1.09	1.18	1.21	0.88	1.17

(1)	Nonperforming loans consists of nonaccruing loans and accruing loans more than 90 days past due.
(2)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), real estate owned and repossessed assets.

Financial Condition and Capital

Continued disciplined balance sheet management resulted in lower borrowings and reduced reliance on higher-cost brokered deposits while maintaining stable capital levels.

Investment securities increased $14.0 million, or 5.1%, to $287.0 million at June 30, 2026, compared to $273.0 million three months earlier, and decreased $16.5 million compared to $303.5 million at June 30, 2025. Purchases totaling $27.8 million and a $535,000 decrease in net unrealized losses were partially offset by maturities totaling $9.7 million and regular principal payments totaling $4.6 million during the second quarter of 2026. The estimated average life of the securities portfolio was approximately 6.4 years at June 30, 2026, 6.8 years at the preceding quarter end and 7.6 years at the end of the second quarter of 2025. The effective duration of the portfolio was approximately 4.6 years at June 30, 2026, compared to 4.7 years at the preceding quarter end and 4.9 years at the end of the second quarter of 2025.

Investment Securities ($ in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	Three Month % Change	One Year % Change
Available for Sale at Fair Value
Municipal bonds	$79,990	$79,565	$77,324	0.5%	3.4%
U.S. government agency issued asset-backed securities (ABS agency)	11,371	11,632	12,298	-2.2	-7.5
Corporate issued asset-backed securities (ABS corporate)	6,615	7,676	13,105	-13.8	-49.5
Corporate issued debt securities (Corporate debt)	50,991	37,392	55,760	36.4	-8.6
U.S. Small Business Administration securities (SBA)	5,362	5,820	7,504	-7.9	-28.5
Mortgage-backed securities:
U.S. government agency issued mortgage-backed securities (MBS agency)	95,002	97,968	96,014	-3.0	-1.1
Non-agency issued mortgage-backed securities (MBS non-agency)	37,697	32,932	41,510	14.5	-9.2
Total securities available for sale	$287,028	$272,985	$303,515	5.1	-5.4

Net loans receivable, excluding loans held for sale, decreased $15.9 million, or 1.0%, to $1.60 billion at June 30, 2026, from $1.61 billion at March 31, 2026, and decreased $50.1 million, or 3.0%, from $1.65 billion one year prior. Construction loans that converted into fully amortizing loans during the quarter totaled $8.9 million. Regular payments of $50.9 million, loan payoffs of $21.9 million and charge-offs totaling $359,000 outpaced new loan funding totaling $30.2 million and draws on existing loans totaling $20.4 million. Participation in the Northpointe MPP increased $2.7 million and purchased consumer loans increased $3.5 million during the current quarter.

Loans ($ in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	Three Month % Change	One Year % Change
Real Estate:
One-to-four family	$357,077	$362,984	$387,459	-1.6%	-7.8%
Multi-family	255,813	270,979	329,696	-5.6	-22.4
Commercial real estate	402,798	403,243	391,362	-0.1	2.9
Construction and land	61,697	62,347	72,538	-1.0	-14.9
Total real estate loans	1,077,385	1,099,553	1,181,055	-2.0	-8.8
Consumer:
Home equity	90,014	86,292	84,927	4.3	6.0
Auto and other consumer	294,982	290,960	280,877	1.4	5.0
Total consumer loans	384,996	377,252	365,804	2.1	5.2
Commercial business	151,000	152,591	117,843	-1.0	28.1
Total loans receivable	1,613,381	1,629,396	1,664,702	-1.0	-3.1
Less:
Derivative basis adjustment	(10)	(406)	(860)	97.5	98.8
Allowance for credit losses on loans	16,309	16,823	18,345	-3.1	-11.1
Total loans receivable, net	$1,597,082	$1,612,979	$1,647,217	-1.0	-3.0

Total deposits increased $5.8 million to $1.61 billion at June 30, 2026, compared to $1.60 billion at March 31, 2026, and decreased $47.2 million compared to $1.65 billion one year prior. During the second quarter of 2026, total customer deposit balances increased $11.3 million and brokered deposit balances decreased $5.5 million. The customer deposit mix reflects increased average money market and CD account balances while average balances of all other customer accounts decreased compared to the preceding quarter. The rates paid on customer interest-bearing deposits increased 3 basis points to 2.32% for the current quarter, compared to 2.29% for the first quarter of 2026. The deposit mix compared to June 30, 2025, reflects a continued shift in average balances of customer accounts to savings and money market accounts from demand deposit and CD accounts, with an overall $4.7 million decrease to average total customer balances. A $72.6 million decrease in the average balance of brokered CDs was the main driver for the year-over-year decrease in total deposits. Rates paid on total interest-bearing deposit accounts decreased 31 basis points compared to the same quarter one year ago.

Deposits ($ in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	Three Month % Change	One Year % Change
Noninterest-bearing demand deposits	$244,699	$238,901	$240,051	2.4%	1.9%
Interest-bearing demand deposits	147,019	157,565	144,409	-6.7	1.8
Money market accounts	462,208	449,353	484,787	2.9	-4.7
Savings accounts	241,711	246,533	227,968	-2.0	6.0
Certificates of deposit, customer	453,140	445,110	450,494	1.8	0.6
Certificates of deposit, brokered	58,615	64,120	106,927	-8.6	-45.2
Total deposits	$1,607,392	$1,601,582	$1,654,636	0.4	-2.9

FHLB advances decreased $15.0 million during the current quarter.

Total shareholders’ equity increased to $158.3 million at June 30, 2026, compared to $157.0 million three months earlier, due to increases in the after-tax fair market values of the available-for-sale investment securities portfolio of $418,000, the after-tax fair value of the investment portfolio hedge of $295,000 and net income of $308,000. No shares of common stock were repurchased under the Company's April 2024 Stock Repurchase Plan (the "Repurchase Plan") during the quarter ended June 30, 2026. There are 846,123 shares that remain available for repurchase under the Repurchase Plan.

Capital levels for both the Company and the Bank remain in excess of applicable requirements and the Bank was categorized as "well-capitalized" at June 30, 2026. Preliminary calculations of Common Equity Tier 1 and Total Risk-Based Capital Ratios at June 30, 2026, for the Bank were 12.4% and 13.4%, respectively.

2025 Awards/Recognition
Sound Publishing:
Bellingham Best of the Northwest - Best Bank Silver	Best Bank in Clallam County
Best Lender in Clallam County and West End

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 16 locations in Washington state including 11 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. First Northwest has also strategically invested in partnerships focused on developing modern financial solutions and a boutique investment banking/accelerator firm. These investments underscore the Company’s commitment to innovation and growth in the financial services sector. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance and execution on certain strategies, perceived opportunities in the market, potential future credit experience, including our ability to collect, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits, declines in the value of our investment portfolio or changes in interest rates; risks related to overall economic conditions; geopolitical events; legislative, regulatory, and policy changes; legal proceedings, regulatory investigations and their resolutions; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled "Risk Factors," and other filings with the Securities and Exchange Commission ("SEC"), which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. These risks could cause our actual results for 2026 and beyond to differ materially from those expressed in or implied by any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

For More Information Contact:

Curt Queyrouze, President and Chief Executive Officer

Phyllis Nomura, Chief Financial Officer and EVP

IRGroup@ourfirstfed.com

360-457-0461

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data) (Unaudited)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
ASSETS
Cash and due from banks	$14,649	$16,548	$15,530	$15,688	$18,487
Interest-earning deposits in banks	83,709	87,588	69,587	63,482	69,376
Investment securities available for sale, at fair value (amortized cost at each period end of $313,215, $299,707, $295,849, $310,545 and $336,206)	287,028	272,985	270,310	282,608	303,515
Loans held for sale	1,286	1,140	1,063	2,154	1,557
Loans receivable (net of allowance for credit losses on loans at each period end of $16,309, $16,823, $16,987, $16,203, and $18,345)	1,597,082	1,612,979	1,612,028	1,607,825	1,647,217
Federal Home Loan Bank (FHLB) stock, at cost	13,279	13,927	13,105	10,856	14,906
Accrued interest receivable	7,181	7,051	6,498	8,160	8,305
Premises and equipment, net	9,160	8,591	8,464	8,788	8,999
Servicing rights on sold loans, at fair value	3,012	2,999	3,014	3,093	3,220
Bank-owned life insurance ("BOLI"), net	43,305	42,850	42,382	41,889	41,380
Equity and partnership investments	15,441	15,452	15,489	15,048	14,811
Goodwill and other intangible assets, net	1,062	1,062	1,062	1,080	1,081
Deferred tax asset, net	13,664	13,898	13,638	14,168	14,266
Right-of-use ("ROU") asset, net	15,057	15,316	15,596	15,494	15,772
Prepaid expenses and other assets	19,920	21,057	20,129	21,040	32,471
Total assets	$2,124,835	$2,133,443	$2,107,895	$2,111,373	$2,195,363

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$1,607,392	$1,601,582	$1,599,101	$1,653,327	$1,654,636
Borrowings	313,177	328,160	308,143	259,625	344,108
Accrued interest payable	151	280	1,223	1,145	1,514
Lease liability, net	16,039	16,250	16,439	16,071	16,257
Accrued expenses and other liabilities	28,260	27,514	24,301	24,321	27,790
Advances from borrowers for taxes and insurance	1,503	2,691	1,424	2,356	1,325
Total liabilities	1,966,522	1,976,477	1,950,631	1,956,845	2,045,630

Shareholders' Equity
Preferred stock, $0.01 par value, authorized 5,000,000 shares, no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; issued and outstanding at each period end: 9,504,441; 9,499,300; 9,467,925; 9,462,150; and 9,444,963	95	95	95	94	94
Additional paid-in capital	93,986	93,854	93,803	93,646	93,595
Retained earnings	92,015	91,707	91,699	91,317	90,506
Accumulated other comprehensive loss, net of tax	(22,177)	(22,920)	(22,398)	(24,429)	(28,198)
Unearned employee stock ownership plan (ESOP) shares	(5,606)	(5,770)	(5,935)	(6,100)	(6,264)
Total shareholders' equity	158,313	156,966	157,264	154,528	149,733
Total liabilities and shareholders' equity	$2,124,835	$2,133,443	$2,107,895	$2,111,373	$2,195,363

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	For the Quarter Ended					For the Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
INTEREST INCOME
Interest and fees on loans receivable	$21,997	$22,000	$22,431	$22,814	$22,814	$43,997	$45,045
Interest on investment securities	2,723	2,585	2,971	3,244	3,466	5,308	7,269
Interest on deposits in banks	453	467	473	570	520	920	1,002
FHLB dividends	282	282	262	282	331	564	638
Total interest income	25,455	25,334	26,137	26,910	27,131	50,789	53,954
INTEREST EXPENSE
Deposits	8,033	7,930	8,648	9,083	9,552	15,963	19,289
Borrowings	3,249	2,964	2,799	3,258	3,386	6,213	6,625
Total interest expense	11,282	10,894	11,447	12,341	12,938	22,176	25,914
Net interest income	14,173	14,440	14,690	14,569	14,193	28,613	28,040
PROVISION FOR CREDIT LOSSES
Recapture of provision for credit losses on loans	(337)	(13)	466	(620)	(296)	(350)	7,474
(Recapture of) provision for credit losses on unfunded commitments	(203)	91	97	(53)	(64)	(112)	(49)
(Recapture of) provision for credit losses	(540)	78	563	(673)	(360)	(462)	7,425
Net interest income after (recapture of) provision for credit losses	14,713	14,362	14,127	15,242	14,553	29,075	20,615
NONINTEREST INCOME
Loan and deposit service fees	1,107	1,122	1,044	1,114	1,095	2,229	2,201
Sold loan servicing fees and servicing rights mark-to-market	162	127	57	85	92	289	287
Net gain on sale of loans	73	76	96	(39)	44	149	55
Increase in BOLI cash surrender value	455	468	493	539	485	923	857
Income from BOLI death benefit, net	—	—	—	—	—	—	1,059
Other income	208	215	2,000	303	454	423	1,488
Total noninterest income	2,005	2,008	3,690	2,002	2,170	4,013	5,947
NONINTEREST EXPENSE
Compensation and benefits	8,054	8,232	8,042	8,353	4,698	16,286	12,413
Data processing	1,702	2,228	1,990	1,941	1,926	3,930	3,937
Occupancy and equipment	1,538	1,565	1,539	1,505	1,507	3,103	3,099
Supplies, postage, and telephone	384	298	332	344	346	682	644
Regulatory assessments and state taxes	581	534	688	558	501	1,115	980
Advertising	245	304	290	282	299	549	564
Professional fees	2,305	2,026	1,957	2,668	1,449	4,331	2,226
FDIC insurance premium	387	363	424	411	463	750	897
Legal settlement	—	—	—	(10)	—	—	5,750
Other expense	1,197	1,134	1,640	1,338	1,576	2,331	2,255
Total noninterest expense	16,393	16,684	16,902	17,390	12,765	33,077	32,765
Income (loss) before provision for (benefit from) income taxes	325	(314)	915	(146)	3,958	11	(6,203)
Provision for (benefit from) income taxes	17	(320)	533	(948)	297	(303)	(828)
Net income	$308	$6	$382	$802	$3,661	$314	$(5,375)

Basic and diluted earnings per common share	$0.03	$-	$0.04	$0.09	$0.42	$0.04	$(0.61)
Diluted weighted average common shares outstanding	8,930,663	8,894,998	8,860,060	8,813,632	8,791,478	8,911,965	8,765,335

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Selected Loan Detail	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Construction and land loans breakout
1-4 Family construction	$5,682	$18,802	$21,954	$29,961	$39,040
Multifamily construction	14,826	12,144	10,109	15,660	14,728
Nonresidential construction	35,749	25,758	23,005	16,484	12,832
Land and development	5,440	5,643	6,200	5,688	5,938
Total construction and land loans	$61,697	$62,347	$61,268	$67,793	$72,538

Auto and other consumer loans breakout
Triad Manufactured Home loans	$131,367	$131,406	$132,287	$133,425	$135,537
Woodside auto loans	152,748	147,444	137,678	131,800	127,828
First Help auto loans	6,430	7,570	8,491	9,561	11,221
Other auto loans	346	468	586	767	1,016
Other consumer loans	4,091	4,072	4,460	4,671	5,275
Total auto and other consumer loans	$294,982	$290,960	$283,502	$280,224	$280,877

Commercial business loans breakout
Northpointe Bank MPP	$44,602	$41,951	$18,941	$-	$-
Secured lines of credit	34,485	40,991	39,783	43,081	41,043
Unsecured lines of credit	2,953	3,351	2,901	2,580	2,551
SBA loans	6,818	5,505	5,645	6,347	6,618
Other commercial business loans	62,142	60,793	63,041	61,152	67,631
Total commercial business loans	$151,000	$152,591	$130,311	$113,160	$117,843

Loans by Collateral and Unfunded Commitments	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
One-to-four family construction	$20,583	$18,571	$23,815	$31,627	$40,509
All other construction and land	41,873	44,000	37,334	36,161	36,129
One-to-four family first mortgage	425,021	440,576	431,222	415,670	420,847
One-to-four family junior liens	19,986	21,169	21,003	20,568	20,116
One-to-four family revolving open-end	62,411	57,027	56,365	58,486	57,502
Commercial real estate, owner occupied:
Health care	31,522	28,177	28,488	28,794	29,091
Office	22,895	18,953	19,216	18,499	19,116
Warehouse	9,270	7,549	7,608	7,684	7,432
Other	71,064	72,556	71,313	73,562	74,364
Commercial real estate, non-owner occupied:
Office	36,297	36,657	40,311	40,917	42,198
Retail	52,465	53,519	50,494	50,839	51,708
Hospitality	62,352	62,729	63,113	63,953	64,308
Other	113,320	115,367	112,307	106,991	93,505
Multi-family residential	256,853	272,025	289,581	297,379	330,784
Commercial business loans	61,958	61,247	66,264	68,062	73,403
Commercial agriculture and fishing loans	30,197	27,982	25,842	23,346	22,443
State and political subdivision obligations	333	333	333	369	369
Consumer automobile loans	159,519	155,443	146,708	142,064	139,992
Consumer loans secured by other assets	133,899	133,825	134,826	136,073	138,378
Consumer loans unsecured	1,563	1,691	1,969	2,088	2,508
Total loans	$1,613,381	$1,629,396	$1,628,112	$1,623,132	$1,664,702

Unfunded commitments under lines of credit or existing loans	$164,614	$166,899	$167,489	$158,118	$166,589

FIRST NORTHWEST BANCORP AND SUBSIDIARY

NET INTEREST MARGIN ANALYSIS

(Unaudited)

	Three Months Ended June 30,
	2026			2025
	Average	Interest		Average	Interest
	Balance	Earned/	Yield/	Balance	Earned/	Yield/
(dollars in thousands)	Outstanding	Paid	Rate	Outstanding	Paid	Rate
Interest-earning assets:
Loans receivable, net (1) (2)	$1,588,321	$21,997	5.55%	$1,639,236	$22,814	5.58%
Total investment securities	276,147	2,723	3.96	311,078	3,466	4.47
FHLB dividends	12,020	282	9.41	13,313	331	9.97
Interest-earning deposits in banks	48,783	453	3.72	46,807	520	4.46
Total interest-earning assets (3)	1,925,271	25,455	5.30	2,010,434	27,131	5.41
Noninterest-earning assets	143,007			154,145
Total average assets	$2,068,278			$2,164,579
Interest-bearing liabilities:
Interest-bearing demand deposits	$141,339	$83	0.24	$164,475	$240	0.59
Money market accounts	455,356	2,451	2.16	444,135	2,660	2.40
Savings accounts	243,735	921	1.52	228,901	884	1.55
Certificates of deposit, customer	449,938	4,024	3.59	451,712	4,396	3.90
Certificates of deposit, brokered	51,788	554	4.29	124,383	1,372	4.42
Total interest-bearing deposits (4)	1,342,156	8,033	2.40	1,413,606	9,552	2.71
Advances	252,230	2,633	4.19	275,176	3,041	4.43
Subordinated debt	34,668	616	7.13	34,600	345	4.00
Total interest-bearing liabilities	1,629,054	11,282	2.78	1,723,382	12,938	3.01
Noninterest-bearing deposits (4)	237,762			243,655
Other noninterest-bearing liabilities	43,529			50,685
Total average liabilities	1,910,345			2,017,722
Average equity	157,933			146,857
Total average liabilities and equity	$2,068,278			$2,164,579

Net interest income		$14,173			$14,193
Net interest rate spread			2.52			2.40
Net earning assets	$296,217			$287,052
Net interest margin (5)			2.95			2.83
Average interest-earning assets to average interest-bearing liabilities	118.2%			116.7%

(1) The average loans receivable, net balances include nonaccrual loans.

(2) Interest earned on loans receivable includes net deferred costs of $1.4 million and $486,000 for the three months ended June 30, 2026 and 2025, respectively.

(3) Includes interest-earning deposits (cash) at other financial institutions.

(4) Cost of all deposits, including noninterest-bearing demand deposits, was 2.04% and 2.31% for the three months ended June 30, 2026 and 2025, respectively.

(5) Net interest income divided by average interest-earning assets.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Unaudited)

Non-GAAP Financial Measures

This press release contains financial measures that are not in conformity with generally accepted accounting principles in the United States of America ("GAAP"). Non-GAAP financial measures are presented where management believes the information will help investors understand the Company’s results of operations or financial position and assess trends. Where non-GAAP financial measures are used, the comparable GAAP financial measure is also provided. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that may be presented by other companies. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses, but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons. Reconciliations of the GAAP and non-GAAP measures are presented below.

Calculations Based on Tangible Common Equity:

	For the Quarter Ended					For the Six Months Ended
($ in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025

Total shareholders' equity	$158,313	$156,966	$157,264	$154,528	$149,733	$158,313	$149,733
Less: Goodwill and other intangible assets	1,062	1,062	1,062	1,080	1,081	1,062	1,081
Disallowed non-mortgage loan servicing rights	247	312	302	317	372	247	372
Total tangible common equity	$157,004	$155,592	$155,900	$153,131	$148,280	$157,004	$148,280

Total assets	$2,124,835	$2,133,443	$2,107,895	$2,111,373	$2,195,363	$2,124,835	$2,195,363
Less: Goodwill and other intangible assets	1,062	1,062	1,062	1,080	1,081	1,062	1,081
Disallowed non-mortgage loan servicing rights	247	312	302	317	372	247	372
Total tangible assets	$2,123,526	$2,132,069	$2,106,531	$2,109,976	$2,193,910	$2,123,526	$2,193,910

Average shareholders' equity	$157,933	$159,532	$157,588	$151,376	$146,857	$158,728	$151,620
Less: Average goodwill and other intangible assets	1,062	1,062	1,080	1,081	1,081	1,062	1,082
Average disallowed non-mortgage loan servicing rights	311	302	317	371	415	306	419
Total average tangible common equity	$156,560	$158,168	$156,191	$149,924	$145,361	$157,360	$150,119

Net income	$308	$6	$382	$802	$3,661	$314	$(5,375)
Common shares outstanding	9,504,441	9,499,300	9,467,925	9,462,150	9,444,963	9,504,441	9,444,963
GAAP Ratios:
Equity to total assets	7.45%	7.36%	7.46%	7.32%	6.82%	7.45%	6.82%
Return on average equity	0.78%	0.02%	0.96%	2.10%	10.00%	0.40%	-7.15%
Book value per common share	$16.66	$16.52	$16.61	$16.33	$15.85	$16.66	$15.85
Non-GAAP Ratios:
Tangible common equity to tangible assets (1)	7.39%	7.30%	7.40%	7.26%	6.76%	7.39%	6.76%
Return on average tangible common equity (1)	0.79%	0.02%	0.97%	2.12%	10.10%	0.40%	-7.22%
Tangible book value per common share (1)	$16.52	$16.38	$16.47	$16.18	$15.70	$16.52	$15.70
(1)

We believe that the use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.